POWER OF ATTORNEY

The undersigned does hereby make, constitute and appoint Adam R. Kokas and
Michael W. Borkowski as the undersigned's true and lawful agents and attorneys-in-fact (each hereinafter referred to as an "Attorney") to act either together or alone in the name and on behalf of the undersigned for and with respect to the matters hereinafter described.

Each Attorney shall have the power and authority to prepare, execute and file in the name and on behalf of the undersigned Forms 3, 4 and Form 5 (or such other forms as may be designated from time to time by the Securities and Exchange
Commission (the "Commission") for such purpose) or any amendments thereto required to be filed with the Commission by the undersigned in accordance with
Section 16(a) of the Securities Exchange Act of 1934 in respect of the undersigned's holdings of, and transactions in, equity securities (including derivative securities) of Atlas Air Worldwide Holdings, Inc.

Each Attorney is hereby authorized to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient in order to more effectively carry out the intent and purposes of the foregoing.

The Power of Attorney conferred hereby is not delegable by any Attorney. Each
Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

The undersigned hereby ratifies, confirms and adopts as the undersigned's own act and deed all action lawfully taken by the Attorneys, or any of them, pursuant to the power and authority herein granted.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with the
Commission, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing Attorneys.

IN WITNESS WHEREOF, the undersigned has set his or her hand this 24th day of
May, 2016.

      /s/ Bobby J. Griffin___________
      Signature

      Bobby J. Griffin___________
      Print Name